Exhibit 99.1

Important Notice

To Directors and Executive Officers of

NiSource Inc.

Regarding the Regulation BTR

Blackout Period and Trading Restrictions

June 5, 2015

General Information. This notice is to inform you that the NiSource Retirement Savings Plan (the “401(k) Plan”) will have a blackout period during which 401(k) Plan participants will be unable to conduct transactions in NiSource Inc. (“NiSource”) common stock (“NiSource Stock”) within the 401(k) Plan. NiSource has previously announced that its Board of Directors approved the spin-off of its subsidiary, Columbia Pipeline Group, Inc. (“CPG”), into an independent and separate publicly traded company. The blackout period is necessary in connection with the spin-off to enable the 401(k) Plan to update its records and accounting when shares of CPG are distributed to NiSource’s stockholders, including stockholders who hold NiSource Stock under the 401(k) Plan. Because you are a director or an executive officer of NiSource, you will also be prohibited during the blackout period from engaging in most transactions involving equity securities of NiSource that you acquired in connection with your service or employment as a director or executive officer of NiSource.

Impact on 401(k) Plan Participants. As a result of the spin-off and distribution of CPG common stock to NiSource stockholders, participants in the 401(k) Plan will be temporarily unable to direct or diversify investments in their individual accounts or obtain distributions from the 401(k) Plan if the transaction involves NiSource Stock. This period, during which participants will be unable to exercise these rights otherwise available under the 401(k) Plan, qualifies as a “blackout period” under the Securities and Exchange Commission’s Regulation BTR.

Restrictions on Directors and Executive Officers during the Blackout Period. During the blackout period, directors and executive officers of NiSource will be subject to trading restrictions imposed under Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR. Subject to limited exceptions, these restrictions generally prohibit, during the blackout period, the direct or indirect purchase, sale or other acquisition or transfer of any of NiSource’s equity securities that you acquired in connection with your service or employment as a director or executive officer of NiSource. Please note that, as previously communicated, all trading by NiSource’s directors and executive officers is already prohibited under NiSource’s Insider Trading Policy during the quarterly insider trading blackout period. Regulation BTR, however, also imposes additional penalties, such as criminal penalties and a requirement to disgorge all profits, on trades that occur during a Regulation BTR blackout period.

•	Note that “equity securities” are defined broadly to include NiSource Stock and derivatives thereof, including without limitation stock options, performance shares, phantom units and restricted stock units.

•	Covered transactions are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

•	Among other things, these rules prohibit selling shares of NiSource Stock acquired pursuant to options granted to you in connection with your service as a director or employment as an executive officer, selling shares of common stock that were acquired after the vesting of restricted stock units or performance shares or selling shares to cover withholding taxes upon the vesting of restricted stock units or performance shares.

•	These restrictions generally do not apply to the reinvestment of dividends under a pre-established broad-based stockholder dividend reinvestment plan, such as the NiSource Dividend Reinvestment and Stock Purchase Plan, or the acquisition of NiSource Stock pursuant to the NiSource Employee Stock Purchase Plan.

Length of the Blackout Period. The blackout period for the 401(k) Plan is expected to begin as of 4:00 p.m. EDT on July 1, 2015 and end during the week of July 5, 2015. We will notify you of any changes that affect the dates of the BTR blackout period.

Questions or Additional Information. The rules described above apply in addition to the other restrictions on trading activity under NiSource’s Insider Trading Policy. In order to avoid any inadvertent violations of the blackout period restrictions, you should continue to direct questions about, and requests for pre-clearance of, your transactions in NiSource’s securities to Samuel K. Lee, Assistant General Counsel and Assistant Secretary. In addition, during the blackout period, you may obtain, without charge, information about the blackout period, including whether the blackout period has begun or ended, by contacting Samuel K. Lee directly at (219) 647-4176 or in writing at 801 E. 86th Avenue, Merrillville, Indiana 46410.